                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                   COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                   -------------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
BASIC                                                           2000         1999         2000         1999
-----                                                         ---------    ---------    ---------    ---------
Income (loss) from continuing operations                      $ 103,694    $ 222,145    $  65,069    $  (1,466)
Loss from discontinued operations                              (440,560)     (86,812)    (567,166)     (62,486)
                                                              ---------    ---------    ---------    ---------

Net income (loss)                                              (336,866)     135,333     (502,097)     (63,952)

Less: dividends on convertible preferred stock                        -            -            -       (3,980)
                                                              ---------    ---------    ---------    ---------

Net income (loss) applicable to common shares                 $(336,866)   $ 135,333    $(502,097)   $ (67,932)
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income
 (Loss) per Share:
-------------------------------------------

Weighted average common shares outstanding                      426,394      425,148      425,903      410,316
                                                              =========    =========    =========    =========

Basic Income (Loss) Per Common Share:
------------------------------------

Income (loss) from continuing operations                      $    0.24    $    0.52    $    0.15    $   (0.01)
Loss from discontinued operations                                 (1.03)       (0.20)       (1.33)       (0.16)
                                                              ---------    ---------    ---------    ---------

Net income (loss) per common share                            $   (0.79)   $    0.32    $   (1.18)   $   (0.17)
                                                              =========    =========    =========    =========


                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                   COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                   -------------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
DILUTED                                                          2000         1999         2000         1999
-------                                                       ---------    ---------    ---------    ---------
Income (loss) from continuing operations                      $ 103,694    $ 222,145    $  65,069    $  (1,466)
Loss from discontinued operations                              (440,560)     (86,812)    (567,166)     (62,486)
                                                              ---------    ---------    ---------    ---------

Net income (loss)                                              (336,866)     135,333     (502,097)     (63,952)

Less: dividends on convertible preferred stock                        -            -            -       (3,980)
                                                              ---------    ---------    ---------    ---------
Net income (loss) applicable to common shares                 $(336,866)   $ 135,333    $(502,097)   $ (67,932)
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income
 (Loss) per Share:
-------------------------------------------

Weighted average common shares outstanding                      426,394      425,148      425,903      410,316
Weighted average common equivalent shares arising from:
  Dilutive stock options                                            551        3,712          809            -
  Stock subscription warrants                                         -          595            -            -
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             426,945      429,455      426,712      410,316
                                                              =========    =========    =========    =========

Diluted Income (Loss) Per Common Share:
--------------------------------------

Income from continuing operations                             $    0.24    $    0.52    $    0.15    $   (0.01)
Loss from discontinued operations                                 (1.03)       (0.20)       (1.33)       (0.16)
                                                              ---------    ---------    ---------    ---------
Net income (loss) per common share                            $   (0.79)   $    0.32    $   (1.18)   $   (0.17)
                                                              =========    =========    =========    =========


